Exhibit 32.2

Certification Pursuant to Rule 13a-14(b) of the

Securities Exchange Act of 1934 and 18 U.S.C. Section 1350

In connection with the Annual Report of Famous Dave’s of America, Inc (the “Registrant”) on Form 10-K for the annual period ended December 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Diana Garvis Purcel, Chief Financial Officer and Secretary of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 15, 2013	By:	/s/ Diana Garvis Purcel
Diana Garvis Purcel
Chief Financial Officer and Secretary